As filed with the Securities and Exchange Commission on December 8 1997
                                                      Registration No. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                          INTERNATIONAL FIBERCOM, INC.
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)


           Arizona                                       8-0271282
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

3615 South 28th Street, Phoenix, Arizona                   85040
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                        1994 Incentive Stock Option Plan
          International FiberCom, Inc. 1997 Incentive Stock Option Plan
             International FiberCom, Inc. 1997 Restricted Stock Plan
            International FiberCom, Inc. Employee Stock Purchase Plan
      --------------------------------------------------------------------
                              (Full title of plans)

                               Mr. Joseph P. Kealy
                          International FiberCom, Inc.
                             3615 South 28th Street
                             Phoenix, Arizona 85040
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                  (602)941-1900
      --------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                        Christian J. Hoffmann, III, Esq.
                               Streich Lang, P.A.
                                 Renaissance One
                            Two North Central Avenue
                             Phoenix, Arizona 85004
                                 (602) 229-5336

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed               Proposed
                                                                  Maximum               Maximum            Amount of
      Title of Securities to be           Amount to be        Offering Price           Aggregate          Registration
             Registered                    Registered          Per Share(2)        Offering Price(2)          Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                3,641,707(1)             $6.25              $22,760,669            $6,900
------------------------------------------------------------------------------------------------------------------------

(1) Consists of: (a) 441,707 shares issuable upon the exercise of options granted under the 1994 Incentive Stock Option Plan or upon grant under the International FiberCom, Inc. 1997 Restricted Stock Plan, (b) 1,200,000 shares issuable upon exercise of options granted under the International FiberCom, Inc. 1997 Incentive Stock Option Plan; and (c) 2,000,000 shares to be sold and issued under the International FiberCom, Inc. Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on December 1, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Certain Documents by Reference.
              -----------------------------------------------

              The following documents are hereby incorporated by reference into this Prospectus: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to
Section 12 of the Securities Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       Description of Securities.  Not applicable.
              -------------------------

Item 5.       Interests of Named Experts and Counsel.  See Exhibit 5.
              --------------------------------------

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

              The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Arizona law.

ARTICLE XII of the Articles of Incorporation of the Registrant provides as follows:

              The Corporation shall indemnify any person against expenses, including without limitation, attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect.

ARTICLE XII of the Bylaws of the registrant provide as follows:

              12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              -----------------------------------

Item 8.       Exhibits.
              --------

                                  EXHIBIT INDEX

Exhibit
Number              Description                                                               Notes
------              -----------                                                               -----
   4.1              1994 Incentive Stock Option Plan                                            *

   4.2              International FiberCom, Inc 1997 Incentive Stock Option Plan                *

   4.3              International FiberCom, Inc. Employee Stock Purchase Plan                   *

   4.4              International FiberCom, Inc. 1997 Restricted Stock Plan                     *

   4.5              Form of 1994 Incentive Stock Option Agreement                               *

   4.6              Form of 1997 Incentive Stock Option Agreement                               *

   5                Form of opinion rendered by Streich Lang, P.A.,                             *
                    counsel for the Registrant

   23.1             Consent of independent public accountants                                   *

   23.2             Consent of Counsel                                                    See Exhibit 5

*  Filed Herewith

Item 9.       Undertakings.
              ------------

              (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
                  which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on December 8, 1997.

                                       INTERNATIONAL FIBERCOM, INC.


                                       BY /s/ Joseph P. Kealy
                                         ------------------------------------
                                           Joseph P. Kealy
                                           President and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature and Title                                    Date
               -------------------                                    ----

/s/ Joseph P. Kealy                                             December 8, 1997
--------------------------------------------------
Joseph P. Kealy
President and Chairman of the Board


/s/ Terry W. Beiriger                                           December 8, 1997
--------------------------------------------------
Terry W. Beiriger
Principal Financial Officer, Controller, Treasurer
and Secretary


/s/ John F. Kealy                                               December 8, 1997
--------------------------------------------------
John F. Kealy
Director


/s/ Richard J. Seminoff                                         December 8, 1997
--------------------------------------------------
Richard J. Seminoff
Director


/s/ Jerry A. Kleven                                             December 8, 1997
--------------------------------------------------
Jerry A. Kleven
Director


/s/ V. Thompson Brown, Jr.                                      December 8, 1997
--------------------------------------------------
V. Thompson Brown, Jr.
Director
                                        6